Exhibit 5.1

January 17, 2024

RiskOn International, Inc.

303 Pearl Parkway, Suite 200

San Antonio, Texas 78215

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to RiskOn International, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time by the Company of up to an aggregate initial offering amount of $25,000,000 of the following securities (each a “Company Security” and collectively, or in any combination, the “Company Securities”):

(i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

(ii) one or more classes or series of shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”);

(iii) warrants representing the rights to purchase shares of Common Stock, Preferred Stock, or other securities of the Company (the “Warrants”);

(iv) rights to purchase an indeterminate number of shares of Common Stock, Preferred Stock, or other securities of the Company (the “Rights”); and

(v) units comprised of one or more of the Company Securities in one or more series and in any combination (the “Units”).

This opinion letter is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Company Securities may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to the applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Base Prospectus”) and any supplements to the Base Prospectus (each, together with the Base Prospectus, a “Prospectus”). This opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Company Securities in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Company Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate with respect to such Company Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

January 17, 2024 Page 2

For purposes of rendering the opinions expressed below, we have examined the Registration Statement, the Company’s Articles of Incorporation (the “Articles of Incorporation”) as currently in effect, and the Company’s Amended and Restated Bylaws (the “Bylaws”) as currently in effect, and we have made such investigation of law as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. For purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of these assumptions.

The Company Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under the Registration Statement or a Current Report on Form 8-K. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”). The Rights will be issued under one or more rights agreements (each a “Rights Agreement”). The Units will be issued under one or more unit purchase agreements (each a “Unit Purchase Agreement”).

The opinions expressed in this opinion letter are limited to (i) the provisions of the Nevada Revised Statutes, as amended (the “NRS”); and (ii) with respect to opinion paragraphs 3 through 5, the laws of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

(1)	With respect to shares of Common Stock, when all necessary corporate action of the Company has been taken to approve an issuance of shares of Common Stock, and certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued), either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (the “Board of Directors”), upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the Board of Directors, for the consideration therefor set forth in the applicable agreement and approved by the Board of Directors, which consideration shall not be less than the par value of the Common Stock, such shares of Common Stock, including the shares of Common Stock that form a part of any Units, will be validly issued, fully paid and non-assessable.

January 17, 2024 Page 3

(2)	With respect to shares of any series of Preferred Stock, when all necessary corporate action of the Company has been taken to approve an issuance of shares of Preferred Stock and the terms of the shares of such series, including the adoption of a certificate of designation or amendment to the Articles of Incorporation fixing and determining the terms of such Preferred Stock conforming to the NRS, the filing of a certificate or amendment, as applicable, with the Secretary of State of the State of Nevada, the payment in full of any filing fees attendant thereto, and the due reservation of any Common Stock and Preferred Stock for issuance, and certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration therefor (which consideration shall not be less than the par value of the Preferred Stock) provided for in such definitive purchase, underwriting or similar agreement, as applicable, or (ii) upon conversion, exchange or exercise of any other Company Security in accordance with the terms of such Company Security or the instrument governing such Company Security providing for the conversion, exchange or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors, which consideration shall not be less than the par value of the Preferred Stock, the shares of such series of Preferred Stock, including the shares of Preferred Stock that form a part of any Units, will be validly issued, fully paid and non-assessable.

(3)	With respect to Warrants to be issued under a Warrant Agreement, when all necessary corporate action of the Company has been taken to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, the Warrant Agreement has been duly executed and delivered by the Company, and such Warrants have been duly executed, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants, including the Warrants that form a part of any Units, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4)	With respect to Rights to be issued under a Rights Agreement, when all necessary corporate action of the Company has been taken to approve the issuance and terms of such Rights, the terms of the offering thereof and related matters, the Rights Agreement has been duly executed and delivered by the Company, and such Rights have been duly executed, issued and delivered in accordance with the terms of the Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, upon payment (or delivery) of the consideration therefor provided for therein, such Rights, including the Rights that form a part of any Units, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5)	With respect to the Units, when all necessary corporate action of the Company has been taken to approve and establish the terms of the Units and to authorize and approve the issuance of the Company Securities comprising the Units, the terms of the offering and related matters, the Unit Purchase Agreement has been duly authorized, validly executed and delivered by the parties thereto, and the Units and/or the Company Securities comprising the Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, upon payment of the consideration provided therefor in the definitive purchase, underwriting or similar agreement as applicable and approved by the Board of Directors, which consideration shall not be less than the aggregate par value of any Common Stock and/or Preferred Stock included in the Units, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

January 17, 2024 Page 4

The opinions set forth above are subject to the following additional assumptions:

(a)	The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness will not have been terminated, suspended or rescinded;

(b)	A supplement to the Prospectus will have been prepared and filed with the Commission describing the securities offered thereby and will comply with all applicable laws;

(c)	All Company Securities offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement or any supplement to the Prospectus and (ii) only upon payment of the consideration fixed therefor in accordance with the terms and conditions of any applicable definitive underwriting, purchase, agency or similar agreement relating to the particular offering, including any amendment or supplement thereto (each a “Purchase Agreement”), and any other applicable agreement relating to the particular offering (including any certificate of designation or amendment to the Articles of Incorporation, Warrant Agreement, Rights Agreement, Unit Purchase Agreement or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing), and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto;

(d)	A definitive Purchase Agreement, any other applicable agreement relating to the particular offering (including any certificate of designation or amendment to the Articles of Incorporation, Warrant Agreement, Rights Agreement, Unit Purchase Agreement or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing) will have been duly authorized and validly executed and delivered by the Company and each of the other parties thereto;

(e)	In the case of any definitive Purchase Agreement, any certificate of designation or amendment to the Articles of Incorporation, Warrant Agreement, Rights Agreement, Unit Purchase Agreement or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing, there will be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(f)	The final terms of any Company Securities offered pursuant to the Registration Statement, and, when issued, the issuance, sale and delivery thereof, and the incurrence and performance of the obligations thereunder or in respect thereof in accordance with the terms thereof, and any consideration to be received for any such issuance, sale and delivery, (i) will comply with, and will not violate, (A) the Articles of Incorporation and the Bylaws, as they may be amended or supplemented hereafter, or (B) any applicable law, rule or regulation; (ii) will not result in a default under or breach of any agreement or instrument binding upon the Company; (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, or to which the issuance, sale and delivery of such Company Securities or the incurrence and performance of such obligations may be subject; and (iv) will not violate any applicable public policy or be subject to any defense in law or equity;

January 17, 2024 Page 5

(g)	Any Company Securities issuable upon conversion, exchange or exercise of any Company Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(h)	Any Warrant Agreement, Rights Agreement, or purchase contract for the Units will be governed by the laws of the State of New York, and the choice of law selected by the parties to any Purchase Agreement, any Warrant Agreement, Rights Agreement, Unit Purchase Agreement or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing, is a valid and legal provision; and

(i)	That the Company will continue to be validly existing under the laws of the State of Nevada.

To the extent that the obligations of the Company under any Warrant Agreement, Rights Agreement, Unit Purchase Agreement or other agreement pursuant to which any Company Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (i) each party to any such agreement other than the Company (including any applicable warrant agent, purchase contract agent or other party acting in a similar capacity with respect to any Company Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such agreement and the applicable Company Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iii) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

The opinions set forth above are subject to the following additional qualifications:

A.	The opinions in paragraphs 3 through 5 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors’ rights or remedies generally; (ii) general principles of equity, whether such principles are considered in a proceeding at law or in equity; and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

January 17, 2024 Page 6

B.	We are members of the Bar of the State of New York. Our opinions with respect to the laws of the State of Nevada are limited to our review of applicable provisions of the NRS. We express no opinions concerning (i) any provisions that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) any indemnification, exculpation or contribution provisions to the extent that such provisions may be held unenforceable as contrary to public policy or federal or state securities laws; (iii) any waiver of the right to jury trial or forum non conveniens; (iv) any provisions relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York or may be subject to constitutional limitations; (v) (a) consents to or restrictions upon judicial relief, (b) waivers of rights or defenses with respect to stay, extension or usury laws or waivers of broadly or vaguely stated rights, (c) grants of set-off rights or (d) proxies, powers and trusts; (vi) any provisions that purport to require that amendments or waivers to any agreement must be in writing to be effective; (vii) any provisions that provide for liquidated damages, make-whole or other prepayment premiums or similar payments or other economic remedies to the extent a court were to determine that any such economic remedy constitutes a penalty; or (viii) any provisions that relate to judgments in currencies other than U.S. dollars. We also express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated hereby or the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ Olshan Frome Wolosky LLP

Olshan Frome Wolosky LLP